AMENDMENT NO. 1
                                    to
                    AMENDED AND RESTATED CREDIT AGREEMENT
                            Dated as of July 26, 1996


     THIS AMENDMENT NO. 1 ("Amendment") is entered into as of January 21, 1997 by and among Fairchild Holding Corp., a Delaware corporation (the "U.S. Borrower"), Kaysel, a private unlimited liability company formed under the laws of The Republic of Ireland d/b/a/ Fairchild Finance Company (the "U.K. Borrower"), and the institutions identified on the signature pages hereof as Lenders. Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement (as defined below).

     W I T N E S S E T H:

     WHEREAS, the U.S. Borrower, the U.K. Borrower, and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of July 26, 1996 (together with the Exhibits and Schedules thereto, the "Credit Agreement"), pursuant to which the Lenders have agreed to provide certain financial accommodations to the Borrowers; and

     WHEREAS, the U.S. Borrower has requested an amendment of
Section 10.01 of the Credit Agreement to permit the incurrence of certain intercompany Indebtedness in addition to that heretofore permitted thereunder and the waiver of Lenders' rights and remedies arising due to the amendment of the Tax Allocation Agreement pursuant to a Tenth Amended and Restated Tax Allocation Agreement dated as of December 23, 1996 attached hereto as Exhibit 1 and made a part hereof (the "Tenth Amended Tax Allocation Agreement");

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendment to Credit Agreement; Waiver. Effective as of January 21, 1997, upon satisfaction of the conditions precedent set forth in Section 2 below, (a) the Credit Agreement is hereby amended to delete the provisions of Section 10.01(g) in their entirety and substitute the following therefor:

     (g) Indebtedness arising from intercompany loans (i) from the U.S. Borrower to any of its Subsidiaries which is a Guarantor or from any such Subsidiary to the U.S. Borrower or any other such Subsidiary, (ii) from the U.K. Borrower to any of the European Subsidiary Borrowers, (iii) from the U.K. Borrower to the U.S. Borrower in the amount of $1,450,000 evidenced by a promissory note in form and substance satisfactory to the Administrative Agent, (iv) from RHI to the U.S. Borrower provided that such loans are subordinated to the payment and performance of the Obligations and are evidenced by a promissory note in form and substance satisfactory to the Administrative Agent, (v) in an aggregate amount outstanding at any time not to exceed $10,000,000 from the U.S. Borrower to Subsidiaries not described in clauses (i) through (iii) above or from such Subsidiaries to the U.S. Borrower, and (vi) from the U.S. Borrower to Technologies in an aggregate amount outstanding at any time not to exceed the amount which is equal to (a) $25,000,000 minus (b) the amount of Indebtedness outstanding under clause (v) above;

and (b) the rights and remedies of the Lenders arising due to the execution of the Tenth Amended Tax Allocation Agreement are hereby waived.

     2. Conditions to Effectiveness. This Amendment shall become effective as of January 21, 1997 upon receipt by the Administrative Agent, by no later than January 21, 1997, of executed counterparts of this Amendment signed on behalf of the Borrower and the Requisite Lenders.

     3.  Representations, Warranties and Covenants.

     3.1 The Borrowers hereby represent and warrant that this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.

     3.2 The Borrowers hereby represent and warrant that, before and after giving effect to this Amendment, no Event of Default or Potential Event of Default has occurred and is continuing except under Section 9.13 with respect to execution of the Tenth Amended Tax Allocation Agreement.

     3.3 Each Borrower hereby reaffirms all agreements, covenants, representations and warranties made in the Credit Agreement, to the extent the same are not amended hereby, and made in the other Loan Documents to which it is a party; and agrees that all such agreements, covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment. To the extent the Credit Agreement is amended hereby to modify or add agreements, covenants and/or representations and warranties, such agreements, covenants and/or representations and warranties are made as of the date on which this Amendment becomes effective with respect thereto.

     4.  Reference to and Effect on the Credit Agreement.

     4.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.
     4.2 Except as specifically amended above, the Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

     4.3 The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, or constitute a waiver of any provision of any of the Loan Documents.

     5.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                    FAIRCHILD HOLDING CORP.

                                    Karen L. Schneckenburger
                                    Vice President & Treasurer


                                   KAYSEL

                                   Karen L. Schneckenburger
                                   Attorney


                                   CITICORP USA, INC.

                                   Timothy L. Freeman
                                   Attorney-in-Fact


                                   NATIONSBANK, N.A.

                                   Michael R. Heredia
                                   Vice President


                                 CAISSE NATIONALE DE CREDIT AGRICOLE

                                   David Bouhl F.V.P.
                                 Head of Corporate Banking, Chicago


                                   UNION BANK OF CALIFORNIA

                                   Cedric M. Henly
                                   Credit Officer

                                   Cary Moore
                                   Vice President